UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    January 8, 2004

               MAGNUM HUNTER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-12508	87-0462881
(State or other jurisdiction of incorporation or organization)	(Commission File Number	(IRS Employer Identification No.)

600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code         (972) 401-0752

(Former name or former address, if changed since last report)

Item 5. Other Events.

         On January 8, 2004, Magnum Hunter Resources, Inc. announced it had assisted in the block trade of ten million shares of the Company's common stock at the close of business on January 7, 2004 from the Company's largest shareholder. The ten million share ownership position was previously held by Natural Gas Partners, V, L.P. The shares were originally acquired as a result of the acquisition of Prize Energy, Inc. by Magnum Hunter Resources, Inc. in March 2002. The Company's press release dated January 8, 2004, is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits

        99.1 Press Release, dated January 8, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES, INC. BY: /s/ Morgan F. Johnston Morgan F. Johnston Sr. Vice President, General Counsel and Secretary

Dated:       January 8, 2004